Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration statement Nos. 333-111432, 333-121773, 333-143836, and 333-143837 on Form S-8 of our reports relating to the consolidated financial statements of Rediff.com India Limited and the effectiveness of Rediff.com India Limited’s internal control over financial reporting dated September 10, 2009, appearing in this Annual Report on Form 20-F of Rediff.com India Limited for the year ended March 31, 2009.
/s/ DELOITTE HASKINS & SELLS
Mumbai, India
September 10, 2009